As filed with the Securities and Exchange Commission on January 27, 2026.
Registration Statement No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cenntro Inc.
(Exact name of registrant as specified in its charter)

Nevada	93-2211556
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

33 Wood Avenue South, Suite 600, PMB #3572
Iselin, New Jersey 08830
Tel: (732) 820-6757
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Vcorp Services, LLC
701 S Carson St Suite #200,
Carson City, NV 89701
(Name, address, including zip code, and telephone number, including area code, of service)
Copy to:
Zhaocong “Richard” Xu, Esq.
McLaughlin & Stern, LLP
260 Madison Avenue, 18th Floor
New York, NY 10016
Tel: (212) 448-1100
Approximate date of commencement of proposed offer to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(e) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JANUARY 27, 2026

CENNTRO INC.
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units
We may offer and sell from time to time up to an aggregate amount of $100,000,000 of our shares of common stock, shares of preferred stock, debt securities, warrants to purchase other securities, rights, and units consisting of any combination of these securities in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. Any prospectus supplements also will describe the specific manner in which these securities will be offered and may supplement, update or amend information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with any of these offerings.
We may offer and sell these securities through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. The securities may be sold by any means described in the section of this prospectus titled “Plan of Distribution” beginning on page 25 of this prospectus or by any means described in any applicable prospectus supplement.
Any prospectus supplements and related free writing prospectuses may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CENN.” On January 26, 2026, the last reported sale price for our common stock as reported on Nasdaq was $0.1607 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our public float (the market value of our shares of common stock held by our non-affiliates) in any 12-month calendar period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus. As of January 26, 2026, one-third of our public float is equal to approximately $5.0 million, which was calculated based on 80,728,616 shares of common stock held by non-affiliates as of January 26, 2026 and a per share price of US$0.1865, which was the closing price of our shares of common stock on Nasdaq on December 5, 2025.
Cenntro Inc. (“Cenntro,” the “Company,” “we,” or “us”) is not a Chinese operating company but a Nevada holding company with operations conducted in the United States, Australia, Europe, Mexico, Hong Kong, the Dominican Republic, and in the People’s Republic of China, referred to herein as the “PRC” or “China.” Investors of our shares of common stock are not purchasing equity interest in our operating entities but instead are purchasing equity interest in a Nevada holding company. Any investment in our Company will be an investment in Cenntro, our Nevada holding company, and not in our operating subsidiaries. Because a portion of our operations are conducted in China through our PRC operating subsidiaries, the Chinese government may exercise significant oversight and direction over the conduct of our business and may intervene in or influence our PRC operations at any time, which could result in a material change in our operations and/or the value of our common stock. The Chinese government could also significantly limit or completely hinder our ability to list and/or remain listed on a U.S. or other foreign exchange, and to offer future securities to investors and cause the value of such securities to significantly decline or be worthless. See “Item 1A. Risk Factors—Risks Related to Doing Business in China” beginning on page 23 of our annual report on Form 10-K filed with the SEC on April 1, 2025 (the “Annual Report”).
We are subject to certain legal and operational risks associated with conducting a portion of our business operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, and Chinese or United States regulations, which could result in a material change in the PRC subsidiaries’ operations, cause the value of our shares of common stock to significantly decline or become worthless, and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding anti-monopoly enforcement. Neither we nor the PRC subsidiaries have implemented any monopolistic behavior, and the PRC subsidiaries’ business does not implicate cybersecurity, because the PRC subsidiaries currently engage in the manufacture and sale of transmission products and neither we nor the PRC subsidiaries possess the personal information of over one million users, nor are we or the PRC subsidiaries involved in any type of restricted industries. Furthermore, on March 31, 2023, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”) and relevant supporting guidelines (collectively, the “New Administrative Rules Regarding Overseas Listings”) issued by the CSRC came into force. According to the New Administrative Rules Regarding Overseas Listings, among other things, a domestic company in the PRC that seeks to offer and list securities on overseas markets shall fulfill the filing procedures with the CSRC as per requirement of the Trial Administrative Measures. This includes subsequent securities offerings of the company in the same overseas market where it has previously offered and listed securities, which requires a company, such as ours, to file with the CSRC within three working days after the subsequent securities offering is completed. On the same day, the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Confidentiality and Archives Administration Provisions”) promulgated by the CSRC became effective. According to the Confidentiality and Archives Administration Provisions, domestic companies that seek overseas offering and listing (either in direct or indirect means) and the securities companies and securities service (either incorporated domestically or overseas) providers that undertake relevant businesses shall not leak any state secret or working secret of government agencies, or harm national security and public interests. Furthermore, a domestic company that provides accounting archives or copies of accounting archives to any entities, including securities companies, securities service providers and overseas regulators and individuals, shall fulfill due procedures in compliance with applicable regulations. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the provision of accounting archives. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to perform the relevant procedures. We believe, based on the advice of our PRC counsel, Zhejiang T&C Law Firm, (i) since the operating revenue, total profit, total assets and net assets of our PRC subsidiaries constitute less than 50% of the relevant figures in our consolidated financial statements, and since our principal business operations are conducted outside of the PRC, with the majority of senior management responsible for operations and management neither being Chinese citizens nor residing regularly within the PRC, we are not required to file with the CSRC for this offering; (ii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will not take a view that is contrary to, or otherwise different from, the conclusions stated above. Based on the advice of our PRC legal counsel, Zhejiang T&C Law Firm, we believe that neither we nor the PRC subsidiaries are subject to cybersecurity review by the Cyberspace Administration of China (the “CAC”) pursuant to the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, because neither we nor the PRC subsidiaries possess personal information of more than one million users. Nevertheless, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC subsidiaries’ business, operating results and reputation, as well as the trading price of our common stock. Moreover, the Chinese government may exert substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering at any time, which could result in a material change in the PRC subsidiaries’ operations and our common stock could decline in value significantly or become worthless. See “Item 1A. Risk Factors—The PRC government may intervene or otherwise adversely affect our operations at any time, or may exert more control over foreign investment in issuers with operations in China, which could materially affect our operations” beginning on page 42 of the Annual Report and “Item 1A. Risk Factors—We currently conduct a significant amount of our operations through our subsidiaries established in China. Adverse regulatory developments in China may subject us to additional regulatory review or regulatory approval, and additional disclosure requirements. Also, regulatory scrutiny in response to recent tensions between the United States and China may impose additional compliance requirements for companies like ours with significant China-based operations. These developments could increase our compliance costs or subject us to additional disclosure requirements” beginning on page 42 of the Annual Report.
However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what potential impact such modified or new laws and regulations will have on the PRC subsidiaries’ daily business operations, the ability to accept foreign investments, and the ability to list on a U.S. exchange. Moreover, the Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws or regulations or implementing rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. Although the Company is currently not required to obtain permission or approval from any PRC central or local governmental authorities, other than completing the filing procedures with the CSRC, and has not received any denial to continue listing on a U.S. exchange, the PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the PRC subsidiaries or our industry or by intervention or interruption by PRC governmental authorities, if we or the PRC subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we or the PRC subsidiaries are required to obtain such permissions or approvals in the future, or (iv) due to any intervention or interruption by PRC governmental authorities. See “Risk Factors” beginning on page 14 and “Item 1A. Risk Factors” of the Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.

In addition, the legal and operational risks associated with operating in mainland of the People’s Republic of China (“Chinese mainland”) may also apply to the activities of our Hong Kong subsidiaries. Nevertheless, as of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact the Company’s ability to conduct its business, accept foreign investments, or list on a U.S. or foreign exchange. Hong Kong was established as a special administrative region of the PRC pursuant to Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power under the principle of “one country, two systems,” and PRC laws and regulations shall not apply in Hong Kong except for those listed in Annex III of the Basic Law (which is limited to laws relating to national defense, foreign affairs, and other matters outside the scope of Hong Kong’s autonomy). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiaries. However, there is no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not be applicable to our Hong Kong subsidiaries due to changes in the current political arrangements between Chinese mainland and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on our Hong Kong subsidiaries, as relevant authorities may impose fines and penalties upon them, delay or restrict the repatriation of the proceeds from this offering into Chinese mainland and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our shares of common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our shares of common stock to significantly decline in value or in extreme cases, become worthless.
Moreover, U.S. public companies with operations in China have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the U.S. Securities and Exchange Commission (the “SEC”). Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal control over financial reporting, inadequate corporate governance and ineffective implementation thereof and, in many cases, allegations of fraud. As a result of enhanced scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S.-listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and have conducted internal and external investigations into such allegations. It is not clear what effects the sector-wide investigations will have on the Company. If the Company becomes the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, the Company will have to expend significant resources to investigate such allegations and defend itself. If such allegations are not proven to be baseless, the Company’s operations could be severely hampered and the trading price of the Company’s common stock could decline substantially. Even if such allegations are proven to be groundless, any investigation could significantly distract the attention of the Company’s management.
Furthermore, as the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) have recently imposed more stringent criteria, our securities may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the PCAOB is unable to inspect our auditors for two consecutive years. As a result, an exchange may determine to delist our securities. Pursuant to the HFCA Act, if the PCAOB is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a determination report on December 16, 2021, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Chinese mainland because of a position taken by one or more authorities in Chinese mainland; and (2) Hong Kong, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, United States Senate passed the Accelerating Holding Foreign Companies Accountable Act. On December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”), was signed into law by former President Biden. The Consolidated Appropriations Act contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years, as was formerly required under the HFCA Act before such amendment, to two consecutive years. According to the Consolidated Appropriations Act, any foreign jurisdiction could be the reason why the PCAOB does not have complete access to inspect or investigate a company’s auditor. As it was originally enacted, the HFCA Act applied only if the PCAOB’s inability to inspect or investigate was due to a position taken by an authority in the foreign jurisdiction where the relevant public accounting firm is located. As a result of the Consolidated Appropriations Act, the HFCA Act now also applies if the PCAOB’s inability to inspect or investigate the relevant accounting firm is due to a position taken by an authority in any foreign jurisdiction. The denying jurisdiction does not need to be where the accounting firm is located. Our current auditor, GGF, the independent registered public accounting firm that issued the audit report included in our Annual Report, as a firm registered with the PCAOB (PCAOB ID: 2729), is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. GGF, whose audit report is included in this report, is headquartered in Guangzhou, China, and, as of the date of this prospectus, was not included in the list of PCAOB Identified Firms in the Determination Report. However, recent developments with respect to audits of China-based companies create uncertainty about the ability of our auditor, to fully cooperate with the PCAOB’s request for audit workpapers without the approval of the Chinese authorities. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCA Act, and ultimately result in a determination by a securities exchange to delist the Company’s securities. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment, even making it worthless. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), which sets out specific arrangements on conducting inspections and investigations over relevant audit firms within the jurisdiction of the PRC and the U.S., including the audit firms based in Chinese mainland and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Chinese mainland and Hong Kong. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Chinese mainland and Hong Kong and voted to vacate its previous determinations to the contrary. However, should the PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Item 1A. Risk Factors— Risks Related to Doing Business in China—Our common stock may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 48 of the Annual Report.
Cash transfers within the Company since inception are primarily attributable to: (i) capital contributions from the Company to its subsidiaries; (ii) shareholder loans from the Company to its subsidiaries; and (iii) payments from one group company to another through intercompany transactions. During the nine months ended September 30, 2025, the total material cash transfers and transfers of other assets to and from the Company’s subsidiaries were approximately US$2.0 million and US$1.4 million, respectively. During the year ended December 31, 2024, the total material cash transfers and transfers of other assets within the organization were approximately US$17.1 million. An aggregate amount of US$3.7 million was transferred from operating subsidiaries to the holding companies as repayment of intercompany advances. As of the date of this prospectus, none of our operating subsidiaries have made any dividend distributions to the holding company, through the intermediate holding companies, or to investors, including U.S. investors.
Our PRC subsidiaries are permitted to pay dividends to us only out of their accumulated profits. Additionally, each of our PRC subsidiaries must make appropriations from after-tax profit to a statutory surplus reserve fund. Such reserve fund requires an annual appropriation of 10% of after-tax profit (determined under accounting principles generally accepted in the PRC at each year-end) after offsetting accumulated losses from prior years until such reserve reaches 50% of the subsidiary’s registered capital. The reserve fund can only be used to increase the registered capital and eliminate further losses of the respective companies under PRC regulations. These reserves are not distributable as cash dividends, loans or advances. A PRC company cannot distribute any profits until any losses from the prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. Total restrictions placed on the distribution of our PRC subsidiaries’ net assets were approximately $37.7 million, or 48% of our total consolidated net assets as of December 31, 2024, and approximately $29.5 million, or 39% of our total consolidated net assets as of September 30, 2025.
In addition, under the regulations of the State Administration of Foreign Exchange of the PRC (“SAFE”), Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments, and investments outside of China, unless prior approval of SAFE is obtained and prior registration with SAFE is made.
We have not declared or paid any cash dividends, nor do we have any present plan to pay any cash dividends on our common stock in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 14 of this prospectus and “Item 1A. Risk Factors” beginning on page 23 of the Annual Report.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2026.

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See the section titled “Where You Can Find Additional Information” for additional information. You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.
It is important for you to read and consider all of the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement before making any decision whether to invest in our securities. This prospectus does not contain all of the information included in the registration statement, and incorporates by reference important business and financial information about us that is not included in or delivered with this document. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. You should also read and consider the additional information contained in the documents that we have incorporated into this prospectus by reference, as described in “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in this prospectus.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES
UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT
We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date shall modify or supersede such earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.
You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since those respective dates. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the shares are sold on a later date.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including market position and market opportunity, is based on information from our management’s estimates, as well as from industry publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, while we believe that information contained in industry publications, surveys and studies has been obtained from reliable sources, the accuracy and completeness of such information is not guaranteed, and we have not independently verified any of the data contained in these third-party sources.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will provide to you each time we offer securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward- looking statements by the following words: “believe,” “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “trend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seem,” “seek,” “future,” “outlook,” “forecast,” “projection,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties, and other factors that may cause actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. We caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, which are subject to a number of risks. Factors that might cause or contribute to a material difference include those discussed below and the risks discussed in the Company’s other filings with the SEC. You should not place undue reliance on these forward-looking statements in making an investment decision with respect to the securities offered under this prospectus. These forward-looking statements are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability regarding future performance, events or circumstances. Many of the factors affecting actual performance, events and circumstances are beyond our control. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. All forward-looking statements set forth in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The following discussion should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto included elsewhere in this prospectus. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties and are not predictions of actual performance. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

PROSPECTUS SUMMARY
Overview
We are an emerging designer, manufacturer, distributor, and service provider of commercial vehicles powered by either electricity or hydrogen energy sources. Our commercial vehicles are designed to serve a variety of fleet and municipal organizations in support of city services, last-mile delivery and other commercial applications. As of September 30, 2025, we have developed six series of commercial vehicle models, Metro®, Logistar™, iChassis™, Avantier™, Teemak™, Bison Motor™ and Antric One. We have successfully begun to produce and deliver these models into the global markets, apart from Logimax™.
We have also developed and introduced iChassis™ platform that consists of a programmable “smart” chassis that is currently used by third-party integrated it with their controlling software for various autonomous driving commercial vehicle applications. We are also working on developing hydrogen-powered heavy-duty vehicles to meet the market demand. We continue to leverage our technology, vehicle development, and vehicle distribution capabilities with a goal to become a leading provider in the electric commercial vehicle (“ECV”) market. Our greater mission is to provide commercial vehicles that may be powered by sustainable sources while building eco-chains to reduce carbon dioxide for a better environment and quality of life.
With the global trend toward reducing the number of internal combustion engine (“ICE”) vehicles, electric-battery and fuel cell technologies stand out as strong alternatives. Prior to COVID-19, battery costs significantly decreased over the past decade. We expect that over the long term, prices will continue to fall. According to research service Bloomberg NEF (“BNEF”), lithium-ion battery pack prices decreased from above $1,200 per kilowatt-hour in 2010 to $132/kWh in 2021. In real terms, this represented a decline of approximately 89%. We anticipate that battery prices will continue to decrease in the long-term. Battery prices fell by 8% to $108 per-kilowatt-hour in 2025, and BNEF expects pack prices to decrease again in 2026, based on its near-term outlook, as raw material prices face upward pressure but adoption of low-cost LFP continues to spread. Looking ahead, prices are expected to fall further over the next decade amid continued investment in R&D, manufacturing process improvements, and capacity expansion across the supply chain. Lithium prices are expected to ease as more extraction and refining capacity comes online. Battery prices are forecast to drop in 2026, though it’ll be a smaller dip than 2025 due to high costs of raw materials and tariffs. The average price for a battery pack is expected to fall 3% next year to $105 per kilowatt-hour, according to the BNEF survey in 2025. By emphasizing investments in technology, supply-chains, vehicle distribution and aftermarket support, we have begun making our own battery packs, preparing battery cell production, by building up vehicle distribution and service networks, and introducing our cloud-based parts distribution systems. As investment in battery technology continues to increase, we believe these cost reductions outlined by BNEF will continue to improve the economics of battery-powered ECVs, like ours.
In addition to our investment in battery packing operations, we have established an asset-light, distributed manufacturing business model through which we may distribute our vehicles in unassembled semi-knockdown vehicle kits (“vehicle kits”) for local assembly in addition to fully assembled vehicles. Some of our vehicle models have a modular design that allows for local assembly in micro factory facilities that require less capital investment. We manufacture our own vehicle kits for the Metro® Teemak Series, and iChassis Series in our facilities in China and leverage the economies of scale of and the supply-chain availability in China to manufacture vehicle kits and fully assembled vehicles in our assembly plants in United States in United States. We also establish business relationships to assembly vehicles from vehicle kits in Europe with local vehicle assembly facilities. We believe our distributed manufacturing methodology allows us to execute our business plan with less capital than would be required by the traditional, vertically integrated automotive model and, in the long-term, drive higher profit margins.
Our distributed manufacturing model allows us to focus our efforts on the design of New Energy Vehicle (“NEV”) models and related technologies while outsourcing various portions of the manufacturing, assembly and marketing of our vehicles to qualified third parties, allowing the Company to operate with lower capital investment than traditional vertically integrated automotive companies. For the last several years, we relied substantially on private label channel partners to assemble and distribute the Metro® from vehicle kits that we manufactured in our facilities. Our vehicle kits and in some cases fully assembled vehicles are completed by third party Original Equipment Manufacturers (“OEMs”) manufacturing partners and, in the case of vehicle kits, assembled in our own facilities in North America and Europe. Our relationships with such third parties, our “manufacturing partners,” have allowed us to forego expensive capital investments in our own facilities and operate within our historic working capital limitations. Since 2022, we have begun to re-align our distribution and marketing strategy away from relying mainly on third-party channel partners to a distribution model that combines wholly-owned EV Centers with local distribution channels in order to improve overall operational efficiencies, product quality, brand value, market share, customer support and service. Since 2023, we have relied on our local EV Centers to develop local dealer networks that directly sell to local customers in order to improve overall operational efficiencies, product quality, brand value, market share, customer support and service.
Corporate Structure and History
Cenntro Inc. was incorporated in the State of Nevada on March 9, 2023, under The Nevada Revised Statutes (the “NRS”). Cenntro is a holding company incorporated in Nevada and headquartered in New Jersey. As a holding company with no material operations of its own, Cenntro Inc. conducts operations through its subsidiaries in the United States, Australia, Europe, Mexico, Hong Kong, the Dominican Republic, and in China.
On November 5, 2021, our predecessor, Naked Brand Group Limited (“NBG”), entered into an acquisition agreement with Cenntro Automotive Group Limited (“CAG”) to effect a combination through reverse merger which occurred on December 30, 2021 (the “Combination”), whereby NBG purchased ordinary shares of CAG to effect the Combination using 174,853,546 ordinary shares (the “Acquisition Shares”) serving as good and valuable consideration. Immediately after the closing of the Combination, we changed our name from “Naked Brand Group Limited” to “Cenntro Electric Group Limited” and the business conducted by Cenntro became the business conducted by the Company. The transaction was accounted for as a reverse recapitalization in which Cenntro was determined to be the accounting acquirer.
On February 27, 2024, our predecessor CEGL, a public company incorporated under the laws of Australia completed the Redomiciliation of CEGL. As a result of the Redomiciliation, the jurisdiction of incorporation of the ultimate parent company of the Cenntro group of companies was changed from Australia to Nevada, and as a result of CEGL becoming a subsidiary of the Company.
The following diagram illustrates our current corporate structure as of the date of this prospectus:

*	: in Free Trade Zone
On March 22, 2013, Cenntro Motor Corporation (“CMC”) was registered in the State of Delaware. Mr. Peter Wang was the founder and sole director of CMC. CMC conducted business to design and develop electric utility vehicles.
On January 28, 2014, Cenntro Automotives Group Limited (“CAG BVI”) was formed in British Virgin Islands to conduct electric vehicle (“EV”) related business worldwide outside of U.S.A. On January 29, 2014, CAG BVI acquired CMC. CMC changed its name from “Cenntro Motor Corporation” to “Cenntro Motors Corporation” on August 5, 2014, and further changed from “Cenntro Motors Corporation” to “Cenntro Automotive Corporation” on October 7, 2014.
On July 20, 2015, CAG BVI acquired Sinomachinery Equipment Limited, a Hong Kong corporation with its manufacturing subsidiary in PRC, Zhejiang Sinomachinery. Sinomachinery Equipment Limited was renamed Simachinery Equipment Limited on November 2, 2015. Zhejiang Sinomachinery registered Zhejiang Xbean Tech Co. Ltd. in PRC on December 28, 2016. Zhejiang Xbean Tech Co. Ltd. was dissolved on May 31, 2023. Zhejiang Sinomachinery was dissolved on October 22, 2025.

On August 22, 2014, Cenntro Motors Group Limited was formed in Cayman Islands, which was renamed as Cenntro Automotive Group Limited (“CAG Cayman”) on October 15, 2014.
On February 15, 2016, CAG Cayman formed its subsidiary, CAG HK (formerly Cenntro Automotive (Hong Kong) Limited), in Hong Kong. On March 2, 2016, CAG HK changed its name to “Cenntro Automotive Group Limited”. Subsequently CAG HK took over all Hong Kong and Chinese mainland subsidiaries of CAG Cayman.
On May 6, 2016, CAG HK registered Autotech in PRC.
On May 26, 2016, CAG Cayman merged with CAG BVI and CAG Cayman being the surviving entity. After the merger, all shareholders of CAG BVI automatically became the shareholders of CAG Cayman and the percentage of ownership unchanged. CAG Cayman inherited and took over all existing rights, assets and liabilities of CAG BVI. Subsequently CAG BVI was closed and cancelled. CAG Cayman became the controlling parent company to continue carrying out the business plan and operations.
In August 2016, Autotech acquired 100% equity interest of Hengzhong Tech in PRC.
On June 5, 2017, CAG HK registered Ronda in PRC.
In January 2018, Autotech acquired 100% equity interest of Shengzhou Machinery in PRC. Shengzhou Machinery was dissolved on November 12, 2025.
On December 19, 2018, CAG HK registered Tooniu (formerly Zhejiang Tooniu Tech Co., Ltd.) in PRC, which was relocated and renamed Jiangsu Tooniu New Energy Tech Co., Ltd. on November 24, 2022.
On January 20, 2021, CAG HK registered Zhejiang Machinery in PRC to take over and replace Shengzhou Machinery, which is now dormant.
On March 3, 2022, CEGI acquired 100% shares of CEGE (formerly Blitz F22-1 GmbH), a shell company registered on January 13, 2022 in Germany. On November 24, 2023, CEGI transferred 100% shares of CEGE to CEBV.
On March 23, 2022, CEGI acquired 65% of equity interest in CAE (formerly Tropos Motors Europe GmbH), a wholly owned subsidiary of Mosolf SE & Co. KG, a limited liability partnership incorporated under the laws of Germany, (“Mosolf”). On January 31, 2023, CEGI further acquired from Mosolf the remaining 35% equity interest in CAE.
On May 23, 2022, we dissolved both of our previously dormant Nevada subsidiaries Naked Brand Group, Inc. and Naked Inc.
On June 8, 2022, Cennatic was incorporated under the laws of the state of Delaware as a wholly-owned subsidiary of CAC. Cennatic in turn incorporated Cennatic MX in Mexico on August 24, 2022. CAC later transferred all shares in Cennatic Power to CEGI on September 30, 2022.
On November 30, 2022, CAC set up CEG DOM, a 99% owned subsidiary in Dominican Republic.
On December 12, 2022, CEGI incorporated its fully subsidiary CEBV in the Netherlands. CEBV further established CEA, a wholly-owned subsidiary in Turkey on February 21, 2023.
On December 16, 2022, CEGE invested in Antric GmbH (“Antric”) and became a 25% shareholder of Antric. On August 31, 2023, CAE acquired the other 75% shares of Antric from Eric Diederich and Moritz Heibrock, the original founders of Antric.
On January 16, 2023, CAC incorporated its wholly-owned subsidiary CA COL in Colombia.
On January 31, 2023, CEGI incorporated its wholly-owned subsidiary Teemak in the state of Delaware. On May 17, 2023, Teemak formed its wholly-owned subsidiary Teemak HK in Hong Kong. On March 6, 2025, Teemak changed its name to Bison Motors Inc.
On February 14, 2023, CEGI acquired all shares of Avantier, a company incorporated on November 17, 2017, in the state of Delaware. Avantier has not been operating since incorporation. On March 13, 2023, Avantier formed its wholly-owned subsidiary Avantier HK in Hong Kong.
On March 29, 2023, CAC incorporated its wholly-owned subsidiary, CE COL, in Colombia.

On May 19, 2023, CEBV acquired 100% of equity interest in CE Spain in Spain from an individual Don Yong Wang. On December 22, 2025, CE Spain was renamed Avantier Motors Spain, S.L.
On August 3, 2023, CEGI incorporated its wholly-owned subsidiary, PEC, in the state of Delaware.
On August 24, 2023, CEGI incorporated its wholly-owned subsidiary, CTC, in the state of California.
On March 9, 2023, Cenntro Inc. was incorporated under the laws of the state of Nevada.
On February 27, 2024, pursuant to the Redomiciliation CEGL became a wholly-owned subsidiary of Cenntro Inc. As a result of the Redomiciliation, the jurisdiction of incorporation of the ultimate parent company of the Cenntro group of companies was changed from Australia to Nevada, and as a result of CEGL becoming a subsidiary of the Company.
On June 23, 2021, Hangzhou Ronda acquired 20% interest of Hangzhou Hezhe Energy Technology Co., Ltd. (“Hangzhou Hezhe”). On May 8, 2024, the Company entered into a new equity investing agreement to acquire another 60% of Hangzhou Hezhe’s equity interest. On July 15, 2025, Hangzhou Hezhe incorporated its wholly-owned subsidiary, Hangzhou Hezhe International Trading co., Ltd.
On January 1, 2026, Cenntro Inc. incorporated its wholly-owned subsidiaries, Averra Electric Mobility Inc and Autotrax.ai Inc. in the state of Delaware.
Holding Foreign Companies Accountable Act (“HFCA Act”)
Pursuant to the HFCA Act, as amended by the Consolidated Appropriations Act, if the PCAOB is unable to inspect an issuer’s auditors for two consecutive years, the issuer’s securities are prohibited from trading on a U.S. stock exchange. The PCAOB issued the Determination Report, which found that the PCAOB was unable to completely inspect or investigate registered public accounting firms headquartered in: (1) Chinese mainland because of a position taken by one or more authorities in Chinese mainland; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the Determination Report identified the specific registered public accounting firms which are subject to these determinations. If trading of our shares of Common Stock is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our common stock.
On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and China’s Ministry of Finance. The SOP Agreements established a specific, accountable framework to enable complete inspections and investigations by the PCAOB of audit firms based in Chinese mainland and Hong Kong, as required under U.S. law.
On December 15, 2022, the PCAOB announced its completion of inspections and investigations of PCAOB-registered public accounting firms headquartered in Chinese mainland and Hong Kong in 2022. Accordingly, the PCAOB vacated the Determination Report. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCA Act for the current fiscal year, after we have filed our annual report on Form 10-K for such fiscal year. However, whether the PCAOB will continue to conduct inspections and investigations of PCAOB-registered public accounting firms headquartered in Chinese mainland and Hong Kong completely to its satisfaction is subject to uncertainty and depends on several factors outside of our, and our auditor’s, control. Such factors include positions taken by authorities of the PRC.
Under the HFCA Act, the PCAOB is required to make its determination on an annual basis with regards to its ability to fully inspect and investigate accounting firms based in Chinese mainland and Hong Kong. The possibility of being identified as a “Commission-Identified Issuer” under the HFCA Act and the risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in Chinese mainland or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make new determinations under the HFCA Act as and when appropriate.
Our current auditor, GGF CPA LTD (“GGF”) (f/k/a Guangzhou Good Faith CPA LTD), the independent registered public accounting firm that issues the audit report included in this prospectus, is registered with the PCAOB (PCAOB ID: 2729) and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with applicable professional standards. GGF is headquartered in Guangzhou, China, and its audit report is incorporated by reference herein. Although our auditor is based in the PRC and is registered with the PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or fully investigate our auditor because of a position taken by an authority in a foreign jurisdiction, such lack of inspection could cause trading in our securities to be prohibited under the HFCA Act and ultimately result in a determination by a securities exchange to delist our securities.
Transfers of Cash and Other Assets to and from Our Subsidiaries
Cash transfers within the Company since inception are primarily attributable to: (i) capital contribution from the Company to its subsidiaries; (ii) shareholder loans from the Company to its subsidiaries; and (iii) payments from one group company to another through intercompany transactions. During the nine months ended September 30, 2025, the total material cash transfers and transfers of other assets to and from the Company’s subsidiaries were approximately US$2.0 million and US$1.4 million, respectively. During the year ended December 31, 2024, the total material cash transfer of other assets within the organization was approximately US$17.1 million. An aggregate amount of US$3.7 million was transferred from operating subsidiaries to the holding companies as repayment of intercompany advances. As of the date of this prospectus, none of our operating subsidiaries have made any dividend or distributions to the holding company or through the intermediate holding companies, or to investors including U.S. investors.
Our PRC subsidiaries are permitted to pay dividends to us only out of their accumulated profits. Additionally, each of our PRC subsidiaries must make appropriations from after-tax profit to a statutory surplus reserve fund. The reserve fund requires annual appropriations of 10% of after-tax profit (as determined under accounting principles generally accepted in the PRC at each year-end) after offsetting accumulated losses from prior years, until such reserve reaches 50% of the subsidiary’s registered capital. The reserve fund can only be used to increase the registered capital and eliminate further losses of the respective companies under PRC regulations. These reserves are not distributable as cash dividends, loans or advances. A PRC company cannot distribute any profits until any losses from the prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. Total restrictions placed on the distribution of the Company’s PRC subsidiaries’ net assets were approximately $37.7 million, or 48% of the Company’s total consolidated net assets as of December 31, 2024, or approximately $29.5 million, or 39% of the Company’s total consolidated net assets as of September 30, 2025.
In addition, under SAFE regulations, Renminbi is not convertible into foreign currencies for capital account items, such as loans, repatriation of investments and investments outside of China, unless prior approval of SAFE is obtained and prior registration with SAFE is completed.
Summary of Risk Factors
Investing in our common stock involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in the Company’s common stock. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section title “Risk Factors” beginning on page 14 of this prospectus and “Item 1A. Risk Factors” beginning on page 23 of the Annual Report.
Risks Related to Our Business
•	We have a limited operating history and face significant challenges in an emerging industry (see page 23 of the Annual Report).
•	We have historically incurred losses from our operations and may not be profitable in the future (see page 24 of the Annual Report).
•	Our ability to develop and manufacture ECVs of sufficient quality, on schedule and on a large scale is still evolving (see page 24 of the Annual Report).
•
Our future success depends on our ability to continue to introduce new models and we may experience delays in launching and ramping up production of our new ECV models (see page 24 of the Annual Report).

•
Our operating results may be more volatile due to a shift from only a high concentration of sales in relatively few channel partners to establishing our own distribution network (see page 25 of the Annual Report).

•
Our reliance on our new hybrid distribution model to market, sell and service (and in certain cases, assemble and/or homologate) our vehicles is subject to substantial risks because we do not maintain control over certain of our remaining channel partners and our newly established EV Center dealerships are relatively new (see page 25 of the Annual Report).

•
Our EV Center dealers and channel partner network may not grow or develop as we currently expect, in current markets in which we sell ECVs or penetrate new markets, our revenue and financial condition would be adversely affected (see page 26 of the Annual Report).

Risks Related to Our Industry
•
The unavailability or reduction of government and economic incentives or the elimination of regulatory policies which are favorable for ECVs could materially and adversely affect our business, financial condition, operating results and prospects (see page 33 of the Annual Report).

•	Our future growth is dependent upon end-users’ willingness to adopt ECVs (see page 33 of the Annual Report).
•	Continued elevated levels of inflation could adversely impact our business and results of operations (see page 34 of the Annual Report).
•
We could experience cost increases or disruptions in the supply of raw materials or components used in our vehicles, and a shortage of key components, such as semiconductors, can disrupt our production of ECVs (see page 34 of the Annual Report).

Risks Related to Legal and Regulatory Matters
•
Our business is subject to substantial regulations, which are evolving, and unfavorable changes or the failure by us or our channel partners to comply with these regulations could materially and adversely affect our business, financial condition, operating results and prospects (see page 35 of the Annual Report).

•
Our ECVs may be subject to product liability claims or recalls which could cause us to incur expenses, damage our reputation or result in a diversion of management resources (see page 35 of the Annual Report).

•
We face risks associated with our global operations and expansion, including unfavorable regulatory, political, legal, economic, tax and labor conditions, and with establishing ourselves in new markets, all of which could harm our business (see page 36 of the Annual Report).

•	Our business will be adversely affected if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties (see page 36 of the Annual Report).
Risks Related to Information Technology, Data Security, and Privacy
•
We seek to continuously expand and improve our information technology systems and use security measures designed to protect our systems against breaches and cyber-attacks. If these efforts are not successful, our business and operations could be disrupted, and our operating results and reputation could be harmed (see page 39 of the Annual Report).

•	Data collection is governed by restrictive regulations governing the use, processing, and cross-border transfer of personal information (see page 40 of the Annual Report).
Risks Related to Doing Business in China
•
Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business, results of operations, financial condition and prospects (see page 42 of the Annual Report).

•
The PRC government may intervene or otherwise adversely affect our operations at any time, or may exert more control over foreign investment in issuers with operations in China, which could materially affect our operations (see page 42 of the Annual Report).

•	Uncertainties with respect to the Chinese legal system could materially and adversely affect us and may restrict the level of legal protections to foreign investors (see page 42 of the Annual Report).
•
We currently conduct a significant amount of our operations through our subsidiaries established in China. Adverse regulatory developments in China may subject us to additional regulatory review or regulatory approval, and additional disclosure requirements. Also, regulatory scrutiny in response to recent tensions between the United States and China may impose additional compliance requirements for companies like ours with significant China-based operations. These developments could increase our compliance costs or subject us to additional disclosure requirements (see page 42 of the Annual Report).
•	Increases in labor costs and enforcement of stricter labor laws and regulations in China may adversely affect our business and our profitability (see page 44 of the Annual Report).
•
We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business (see page 45 of the Annual Report).

•	Changes in U.S. and international trade policies, particularly with regard to China, may adversely impact our business and operating results (see page 46 of the Annual Report).
Risks Related to our Common Stock and this Offering
There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements could result in a delisting of our Common Stock (see page 14 of this prospectus).
•
Our common stock may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment (see page 48 of the Annual Report).

•	Our Common Stock price may be volatile, and the value of our Common Stock may decline (see page 48 of the Annual Report).
•	Concentration of ownership among our executive officers, directors and their affiliates, may prevent new investors from influencing significant corporate decisions (see page 49 of the Annual Report).
•
Future sales of our Common Stock by us in the public market could cause the market price of our Common Stock to decline. The issuance of additional Common Stock in connection with financings, acquisitions, investments, our equity incentive plans or otherwise will dilute all other shareholders (see page 49 of the Annual Report).

•
We do not intend to pay dividends for the foreseeable future and, as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our Common Stock (see page 49 of the Annual Report).

•
The Nevada Revised Statutes contain anti-takeover provisions, which may discourage a third-party from acquiring us and adversely affect the rights of holders of our Common Stock (see page 50 of the Annual Report).

Permissions Required from PRC Authorities for Our Operations
We conduct a portion of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, neither our Company nor any of our subsidiaries has been involved in any investigation or review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction with respect to our operations or our issuance of securities to investors. Nevertheless, the SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us or our subsidiaries to obtain permissions from PRC regulatory authorities to conduct business operations in China.
In addition, as of the date of this prospectus, except for business license, foreign investment information report to the commerce administrative authority, foreign exchange registration or filing and filing for consignors and consignees of import and export goods and filing for fixed pollution source pollutant discharge registration, as applicable, our subsidiaries in China are not required to obtain any additional requisite licenses, permits, filings, or approvals from government authorities. However, based on changes in applicable laws, regulations, or enforcement practices by government authorities, we may be required to obtain certain licenses, permits, filings, or approvals for the functions and services that we provide in the future. See “Item 1A. Risk Factors—Risks Related to Doing Business in China—We currently conduct a significant amount of our operations through our subsidiaries established in China. Adverse regulatory developments in China may subject us to additional regulatory review or regulatory approval, and additional disclosure requirements. Also, regulatory scrutiny in response to recent tensions between the United States and China may impose additional compliance requirements for companies like ours with significant China-based operations. These developments could increase our compliance costs or subject us to additional disclosure requirements.”
Recent Regulatory Developments in the PRC
Because a portion of our operations are conducted in the PRC through our subsidiaries, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock.
Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.
In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a variable interest entity structure and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative rulemaking bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange.
On February 17, 2023, the CSRC released the Trial Administrative Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Administrative Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. We believe, based on the advice of our PRC counsel, Zhejiang T&C Law Firm, (i) since the operating revenue, total profit, total assets and net assets of our PRC subsidiaries constitute less than 50% of the relevant figures in our consolidated financial statements, and since our principal business operations are conducted outside of the PRC, with the majority of senior management responsible for operations and management neither being Chinese citizens nor residing regularly within the PRC, we are not required to file with the CSRC for this offering; (ii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will not take a view that is contrary to, or otherwise different from, the conclusions stated above. There remain substantial uncertainties regarding the interpretation and application of the Trial Administrative Measures, other PRC laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein.
Based on the advice of our PRC legal counsel, Zhejiang T&C Law Firm, we believe that (i) neither we nor the PRC subsidiaries are subject to cybersecurity review with the Cyberspace Administration of China (the “CAC”), pursuant to the Measures for Cybersecurity Review (2021 version), which became effective on February 15, 2022, since our business is the design, manufacturing, distribution, and service of commercial vehicles, and neither we nor the PRC subsidiaries possess personal information of over one million users; (ii) there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations and future PRC laws and regulations, and there can be no assurance that the relevant government agencies will not take a view that is contrary to, or otherwise different from, the conclusions stated above. If the relevant government agencies take a view that is contrary to, or otherwise different from, the foregoing conclusions, it could have a material adverse effect on the PRC subsidiaries’ business, operating results and reputation, as well as the trading price of our common stock. Moreover, the Chinese government may exert substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations and this offering, which could result in a material change in the PRC subsidiaries’ operations and our common stock could decline in value significantly or become worthless. See “Item 1A. Risk Factors—The PRC government may intervene or otherwise adversely affect our operations at any time, or may exert more control over foreign investment in issuers with operations in China, which could materially affect our operations” beginning on page 42 of the Annual Report and “Item 1A. Risk Factors—We currently conduct a significant amount of our operations through our subsidiaries established in China. Adverse regulatory developments in China may subject us to additional regulatory review or regulatory approval, and additional disclosure requirements. Also, regulatory scrutiny in response to recent tensions between the United States and China may impose additional compliance requirements for companies like ours with significant China-based operations. These developments could increase our compliance costs or subject us to additional disclosure requirements” beginning on page 42 of the Annual Report.
However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on the PRC subsidiaries’ daily business operations, the ability to accept foreign investments and list on an U.S. exchange. Moreover, the SCNPC or other PRC regulatory authorities may in the future promulgate laws or regulations or implementing rules that require our Company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. Although the Company is currently not required to obtain permission or approval from any PRC central or local governmental authorities, and has not received any denial to continue listing on a U.S. exchange, the PRC subsidiaries’ operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered; and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to the business of the PRC subsidiaries or our industry or by intervention or interruption by PRC governmental authorities, if we or the PRC subsidiaries (i) inadvertently conclude that such permissions or approvals are not required, (ii) applicable laws, regulations, or interpretations change and we or the PRC subsidiaries are required to obtain such permissions or approvals in the future, and the PRC subsidiaries are failed to obtain such permissions or approvals, or (iii) due to any intervention or interruption by PRC governmental authorities. See “Risk Factors” beginning on page 14 and “Item 1A. Risk Factors” of the Annual Report for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our securities.
In addition, the legal and operational risks associated with operating in Chinese mainland may also apply to the activities of our Hong Kong subsidiaries. Nevertheless, as of the date of this prospectus, we do not expect that any regulatory actions related to data security or anti-monopoly concerns in Hong Kong will impact our ability to conduct our business, accept foreign investments, or list on a U.S. or foreign exchange. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power under the principle of “one country, two systems,” and PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of Hong Kong’s autonomy). While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to our Hong Kong subsidiaries. However, there can be no assurance that certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, will not become applicable to our Hong Kong subsidiaries due to changes in the current political arrangements between Chinese mainland and Hong Kong or other unforeseeable reasons. The application of such laws and regulations may have a material adverse impact on our Hong Kong subsidiaries, as relevant authorities may impose fines and penalties upon them, delay or restrict the repatriation of the proceeds from this offering into Chinese mainland and Hong Kong, and any failure by us to fully comply with any such new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our shares of common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our shares of common stock to significantly decline in value or in extreme cases, become worthless.

Moreover, U.S. public companies with operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities, lack of effective internal control over financial reporting, inadequate corporate governance and ineffective implementation thereof and, in many cases, allegations of fraud. As a result of enhanced scrutiny, criticism and negative publicity, the publicly traded stocks of many U.S.-listed Chinese companies have sharply decreased in value and, in some cases, have become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effects the sector-wide investigations will have on the Company. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and defend ourselves. If such allegations are not proven to be baseless, we could be severely hampered and the trading price of our common stock could decline substantially. Even if such allegations are proven to be groundless, any investigation could significantly distract the attention of our management.
Corporate Information
Our principal executive offices are located at 33 Wood Avenue South, Suite 600, PMB #3572, Iselin, New Jersey 08830. Our telephone number at this address is (732) 820-6757. Our registered office in Nevada is located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.
Investors should submit any inquiries to the address or telephone number of our principal executive offices. Our website address is www.cenntroauto.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K as filed with the SEC, and those contained in our other filings which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, which will be incorporated by reference in this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus, any applicable prospectus supplement and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deemed immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus. For more information, see the section titled “Where You Can Find Additional Information” herein.
Risks Related to Our Common Stock and This Offering
There can be no assurance that we will be able to comply with the continued listing standards of the Nasdaq Capital Market. Our failure to meet the continued listing requirements could result in a delisting of our common stock.
Our common stock is listed on the Nasdaq Capital Market under the symbol “CENN.” On April 25, 2025, we received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum closing bid price of $1.00 per share. The notice stated that the closing bid price of our common stock was below $1.00 per share for thirty consecutive business days.
In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days from the notification date, until October 22, 2025, to regain compliance with the minimum bid price requirement. On October 24, 2025, we announced that we had been granted an additional 180 calendar day extension from Nasdaq to regain compliance with the minimum bid price requirement, extending our compliance deadline until April 20, 2026.
Nasdaq’s determination to grant the extension was based on our meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the minimum bid price requirement, and our written notice of our intention to cure the deficiency during the second compliance period and if necessary, by effecting a reverse stock split. The notification has no immediate effect on the listing or trading of our common stock, which continues to trade on the Nasdaq Capital Market under the symbol “CENN.”
To regain compliance with the minimum bid price requirement, we must maintain a closing bid price of at least $1.00 per share for a minimum of ten consecutive business days on or prior to the end of the 180-day extension period, or April 20, 2026. We intend to take all reasonable measures to regain compliance under the rule. However, there can be no assurance that we will be able to maintain compliance with the Nasdaq Capital Market’s continued listing requirements or regain compliance with the minimum bid price requirement.
Our ability to regain and maintain compliance is subject to a number of factors, many of which are beyond our control, including:
•	General market conditions and investor sentiment regarding our company and the electric commercial vehicle industry;
•	Our ability to achieve profitability or positive cash flow from operations;
•	Our ability to raise additional capital on acceptable terms or at all;
•	The performance of our business and our ability to meet our financial projections and operational goals;
•	The market price of our common stock, which may be affected by factors unrelated to our operating performance;

•	Macroeconomic conditions, including interest rates, inflation, and geopolitical events; and
•	Changes in Nasdaq listing requirements.
If we are unable to demonstrate compliance by April 20, 2026, Nasdaq will provide written notification that our common stock will be subject to delisting. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq hearings panel. There can be no assurance that, if we receive a delisting notice and appeal the delisting determination to the Nasdaq hearings panel, such appeal would be successful.
We may consider available options to regain compliance with the minimum bid price requirement, which could include effecting a reverse stock split of our common stock. However, there can be no assurance that we will be able to effect a reverse stock split or that any such reverse stock split would result in our common stock maintaining a minimum bid price of $1.00 per share for any sustained period of time. A reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock, which may be more difficult to sell. Additionally, a reverse stock split could be viewed negatively by the market and could result in a decrease in the overall market capitalization of our company. Any reverse stock split would require approval by our Board of Directors and, depending on the size of the reverse split, may require stockholder approval under Nevada law or Nasdaq rules.
If our common stock is delisted from the Nasdaq Capital Market, it could be more difficult to buy or sell our common stock or to obtain accurate quotations, and the price of our common stock could suffer a material decline. Delisting from Nasdaq could also result in the following adverse consequences:
•
Reduced liquidity and market price: Delisting could significantly impair our stockholders’ ability to buy and sell shares of our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.

•
Limited trading venues: If our common stock is delisted, it may be subject to trading on the over-the-counter market, such as on the OTC Bulletin Board or the Pink Sheets. As a result, stockholders may find it more difficult to dispose of, or to obtain accurate quotations as to the value of, our common stock.

•
Penny stock rules: Our common stock would become subject to the “penny stock” rules under the Securities Exchange Act of 1934, as amended, which would impose additional sales practice requirements on broker-dealers who sell our securities. These requirements may further limit the liquidity of our common stock.

•	Difficulty raising capital: Delisting could make it more difficult and costly for us to raise capital in the future through public or private sales of our equity securities.
•
Negative publicity and reputational harm: Delisting could result in negative publicity and loss of investor confidence, which could adversely affect our business relationships with customers, suppliers, and strategic partners.

•
Employee retention challenges: Delisting could adversely affect our ability to attract and retain employees through equity incentive awards, as the value and liquidity of such awards would be diminished.

•
Institutional investor restrictions: Many institutional investors have internal policies prohibiting or limiting their investment in stocks that are not listed on a national securities exchange, which could result in further selling pressure on our common stock.

•
Contractual defaults: The delisting of our common stock from Nasdaq could constitute an event of default under certain of our agreements, including identify any credit agreements, loan agreements, or other material contracts that contain cross-default provisions tied to Nasdaq listing. Such defaults could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Even if we regain compliance with the minimum bid price requirement, we cannot assure you that we will be able to maintain compliance with all applicable Nasdaq listing requirements in the future. Our failure to maintain compliance with Nasdaq listing standards and any resulting delisting of our common stock from Nasdaq could materially and adversely affect our business, financial condition, results of operations, and the market price and liquidity of our common stock.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including, but not limited to, working capital, capital optimization transactions, acquisitions and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities, certain other interest-bearing securities or money market securities until the proceeds are applied for specified purposes. If we decide to use the net proceeds from a particular offering for a specific purpose other than as set forth above, we will describe that purpose in the applicable prospectus supplement.
DILUTION
If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:
•	the net tangible book value per share of our equity securities before and after the offering;
•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.
SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The following is a summary of our capital stock and certain provisions of our certificate of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirely by the provisions of our articles of incorporation, as amended, our bylaws and applicable provisions of the NRS.
See “Where You Can Find More Information” elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with and are publicly available from the SEC. Our authorized capital stock consists of 1,100,000,000 shares, including (a) 1,000,000,000 shares of common stock, par value $0.0001 per share, and (b) 100,000,000 shares of preferred stock, par value $0.0001 per share. Fully paid stock of the Company shall not be liable to any further call or assessment.
Description of Capital Stock
General
Our authorized capital stock consists of 1,100,000,000 shares, including (a) 1,000,000,000 shares of common stock, par value $0.0001 per share, and (b) 100,000,000 shares of preferred stock, par value $0.0001 per share. Fully paid stock of the Company shall not be liable to any further call or assessment.
The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the NRS, and our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.
Common Stock
As of the date of this prospectus, we have 87,912,831 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Dividend Rights
Subject to the provisions of our Articles of Incorporation, dividends upon our outstanding shares of common stock may be declared by our Board of Directors at any regular or special meeting and may be paid in cash, property, or shares of our common stock. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our Board of Directors, in its discretion, determines to declare dividends and then only at the times and in the amounts that our Board of Directors may determine. Our Board of Directors may create reserves out of our surplus, which reserves shall not be available for the payment of dividends or other distributions.
Voting Rights
Each outstanding share of our common stock is entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares are otherwise provided by applicable law or our Articles of Incorporation. The presence in person or by proxy of the holders of one-third of the shares issued and outstanding and entitled to vote is necessary and sufficient to constitute a quorum for the transaction of business at any meeting of stockholders. When a quorum is present at any meeting of our stockholders, all questions are decided by a majority vote of the votes cast, unless the question is one upon which, by express provision of law, our Articles of Incorporation, or our Bylaws, a different vote is required.
Directors are elected by plurality vote at the annual meeting of the stockholders. Holders of our common stock are not entitled to cumulative voting rights. As a consequence, holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company.
Special Meetings of Stockholders
Special meetings of our stockholders may be called by our Chief Executive Officer or President for any purpose or purposes. Business transacted at all special meetings is confined to the purposes stated in the notice of the meeting.

No Preemptive or Similar Rights
Holders of our common stock are not entitled to preemptive rights, and our common stock is not subject to conversion or sinking fund provisions.
Liquidation Rights
If we become subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to the prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding series of preferred stock.
Anti-Takeover Effects of Provisions of Our Bylaws and NRS
Certain provisions of our bylaws and Nevada law may have anti-takeover effects and may delay, defer, or prevent a takeover attempt that a stockholder might consider in its best interest.
Advance Notice Requirements for Stockholder Proposals
Our bylaws establish advance notice procedures for stockholders seeking to bring business before or nominate candidates for election as directors at our annual meeting of stockholders. Stockholders holding at least one percent of our outstanding shares of record must provide timely notice in proper form to our Secretary. To be timely, a stockholder’s notice must be delivered to or received at our principal executive offices not less than sixty days nor more than ninety days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed and may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.
Special Meetings of Stockholders
Our bylaws provide that special meetings of stockholders may be called only by our Chief Executive Officer or President. This provision may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Exclusive Forum Provision
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada (or if such court does not have jurisdiction, the federal district court for the District of Nevada) shall be the sole and exclusive forum for certain stockholder litigation, including derivative actions, actions for breach of fiduciary duty, and actions arising under the NRS or our organizational documents. This provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers, employees, or agents, which may discourage lawsuits against us and such persons.
Removal of Directors
Our bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote, provided that notice of the intention to act upon such matter has been given in the notice calling such meeting. This two-thirds voting requirement is higher than the majority vote typically required for other corporate actions and may make it more difficult for stockholders to remove directors, even if a majority of stockholders believe removal is warranted. This provision may have the effect of discouraging attempts to remove incumbent directors and may contribute to the insulation of management from stockholder oversight.
Nevada Anti-Takeover Statutes
We are subject to the provisions of Sections 78.378 through 78.3793 of the Nevada Revised Statutes, which prohibit a Nevada corporation from engaging in specified corporate transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the corporation’s board of directors prior to the date the interested stockholder obtained such status, the transaction by which the person became an interested stockholder was approved by the board of directors before the person became an interested stockholder, or the transaction is approved by the board of directors and by the affirmative vote of the holders of stock representing at least 60% of the outstanding voting power not beneficially owned by the interested stockholder or the interested stockholder’s affiliates and associates. These provisions may have the effect of delaying or preventing a change of control without action by our stockholders and therefore could adversely affect the price of our common stock.
Transfer Agent
The transfer agent for our common stock is Continental Stock Transfer & Trust Company. The transfer agent’s address is 1 State Street, 30th Floor, New York, NY 10004.
Listing on the Nasdaq Capital Market
Our common stock is listed on the Nasdaq Capital Market under the symbol “CENN.”
Preferred Stock
General
The following description summarizes certain important terms of our preferred stock. This summary does not purport to be complete and is qualified in its entirety by reference to our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Nevada Revised Statutes.
Authorized Preferred Stock
Under our Articles of Incorporation, we have authorized 100,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, we have no shares of preferred stock issued and outstanding.
Board Authority to Designate Series
Our Board of Directors is expressly authorized, subject to limitations prescribed by law, by resolution or resolutions, and by filing a certificate of designation pursuant to the applicable law of the State of Nevada, to provide, out of the unissued shares of preferred stock, for series of preferred stock, and to establish from time to time the number of shares to be included in each such series. Our Board of Directors may fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof without any further vote or action by our stockholders.
The authority of our Board of Directors with respect to each series of preferred stock includes, but is not limited to, the authority to determine or fix the following:
•	the number of shares constituting that series and the distinctive designation of that series;
•
the dividend rate or rates on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;
•
whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our Board of Directors shall determine;

•
whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;
•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of our company, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative rights, preferences, and limitations of that series.

The relative powers, preferences, and rights of each series of preferred stock in relation to the preferred stock designations of each other series of preferred stock shall, in each case, be as fixed from time to time by our Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in our Articles of Incorporation.
Possible Effects of Authorized but Unissued Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series, without stockholder approval. Our Board of Directors will make any determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.
Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes, could, under certain circumstances, have the effect of delaying, deferring, or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.
The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in a prospectus supplement relating to that series of preferred stock, which we will file with the Securities and Exchange Commission at the time of the offering. We urge you to read any applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete Articles of Incorporation and any certificate of designation that contains the terms of the applicable series of preferred stock.
Anti-Takeover Effects
The ability of our Board of Directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring, or preventing a change of control of our company or the removal of our existing management. This ability may reduce the likelihood that our stockholders will receive a premium for their common stock in the event of a takeover attempt. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.
If we issue preferred stock pursuant to this prospectus, we will fix the rights, preferences, privileges, qualifications and restrictions of each series of such preferred stock in the certificate of designations relating to that series. If we issue preferred stock pursuant to this prospectus, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.
Debt Securities
General
As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidence of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our common stock or preferred stock. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.
The following description is a summary of certain provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. Please refer to the “Where You Can Find More Information” section of this prospectus for information on how to obtain a copy of a debt securities document when it is filed.
As used herein, references to a “series” of debt securities mean all debt securities issued as part of the same series under the applicable indenture.
Terms
The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe the terms of any debt securities that we may offer, including, but not limited to, the following:
•	the title of the debt securities;
•	the aggregate principal amount of the debt securities;
•	the price or prices at which the debt securities will be issued and the interest rate, if any, or the method by which the interest rate will be determined;
•	the conversion price at which the debt securities may be converted into common stock, preferred stock, or other securities;
•	the date on which the right to convert the debt securities will commence and the date on which such right will expire;
•	if applicable, the minimum or maximum principal amount of debt securities that may be converted at any one time;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	if applicable, the terms relating to the repayment of the debt securities;
•	the identity of the indenture trustee, if any;
•	the procedures and conditions relating to the conversion of the debt securities, if applicable; and
•	any other terms of the debt securities, including terms, procedures, and limitations relating to the exchange or conversion of the debt securities.
Form, Exchange and Transfer
We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form (i.e., book-entry form) will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form (i.e., bearer form). If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.
Prior to the conversion of their debt securities, holders of debt securities convertible into shares of common stock or preferred stock will not have any rights of holders of shares of common stock or preferred stock, and will not be entitled to dividend payments, if any, or voting rights of the shares of common stock or preferred stock.
Conversion of Debt Securities
A debt security may entitle the holder to purchase, in exchange for the extinguishment of the debt represented thereby, a specified amount of securities at a conversion price that will be stated in such debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not so converted will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a properly completed and duly executed notice of conversion at the corporate trust office of the indenture agent, if any, or at our principal office, we will forward, as soon as practicable, the securities purchasable upon such conversion. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.
Warrants
The following description of the warrant agreements summarizes certain general terms that will apply to the warrants that we may issue, but does not apply to the warrants of the Company that are currently outstanding. The description is not complete, and we refer you to the warrant agreements, which will be filed with the SEC in connection with our offering of any warrants and will be available as described below under the heading “Where You Can Find Additional Information” in this prospectus, as well as the descriptions of any such warrants contained in an applicable prospectus supplement.
We may issue warrants to purchase common stock, preferred stock or other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent to be named in the applicable prospectus supplement. The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•	the designation, amount, and terms of the securities for which the warrants are exercisable;
•	any rights to receive payments in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, or indices;
•	the number of shares of common stock, preferred stock, or other securities or rights issuable upon exercise of the warrants, and the procedures by which such numbers may be adjusted;
•	the dates or periods during which the warrants are exercisable;
•	whether the warrants are separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, exercise, or redemption of the warrants.
Prior to the exercise of any warrants, holders of warrants will not be entitled, by virtue of holding such warrants, to:
•	vote or consent with respect to, or receive any dividends or other distributions on, any securities of the Company;
•	receive notice of, or attend, any meeting of stockholders for the election of directors of the Company or any other matter; or
•	exercise any rights as holders of our securities
Each warrant that we may issue will entitle its holder to purchase the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

Unless we otherwise specify in the applicable prospectus supplement, holders may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, holders of the warrants will not have any rights of holders of the underlying common stock, preferred stock, or other securities.
Rights
General
We may issue rights to purchase our securities. The rights may or may not be transferable by the holders thereof. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
Terms
The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among other matters:
•	the record date for determining the security holders entitled to the rights distribution;
•	the aggregate number of rights to be issued and the aggregate number of securities purchasable upon exercise of the rights;
•	the exercise price of the rights;
•	the conditions to the completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any applicable United States federal income tax considerations
Each right would entitle the holder of the rights to purchase for cash the principal amount of securities, or the number of shares of common stock or preferred stock, at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our stockholders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Units
General
We may issue units composed of any combination of our common stock, preferred stock, debt securities, warrants, and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to the units that we may offer. This summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus are subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” below for information on how to obtain a copy of a document when it is filed.
Terms
The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units;
•	the terms of the unit agreement governing the units;
•	any applicable material United States federal income tax considerations; and
•	whether the units will be issued in fully registered global form.
The applicable provisions described in this section, as well as those set forth under “Description of Securities” above, shall apply to each unit, and to each security included therein, respectively.

PLAN OF DISTRIBUTION
We are registering common stock, preferred stock, debt securities, warrants, rights, and units with an aggregate offering price not to exceed $100,000,000, to be sold by us under a “shelf” registration process.
If we offer securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions of, and other information relating to, such offering as may be required or necessary.
We may sell the securities in any of the following ways (or in any combination) from time to time:
•	to or through underwriters, brokers, or dealers;
•	directly to one or more purchasers;
•	through agents;
•	“at the market offerings” to or through market makers or into an existing market for the securities;
•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	privately negotiated transactions;
•	short sales (including short sales “against the box”);
•	through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;
•	by pledge to secure debts and other obligations;
•	through other methods not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
•	any combination of the foregoing methods of sale; and
•	any other method permitted by applicable law and described in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the terms of the offering of the securities, including:
•	the name or names of any underwriters, dealers, or agents, and the amounts of securities underwritten or purchased by each of them; and
•
the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.
Offers to purchase securities may be solicited directly by us, and the sale thereof may be made by us directly to institutional investors or others, in which case no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities, other than any securities purchased upon exercise of any over-allotment option.
The underwriters may receive compensation from us, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.
We may offer the securities offered hereby into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell such securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.
We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions payable to such agent. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
If we utilize a dealer in the sale of the securities offered hereby, we may sell the securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by the dealer at the time of resale.
In effecting sales, broker-dealers or agents engaged by us may arrange for other broker-dealers to participate in such sales. Broker-dealers or agents may receive commissions, discounts, or concessions from us in amounts to be negotiated immediately prior to the sale. Such compensation may exceed customary discounts, concessions or commissions.
In connection with the sale of the securities or otherwise, we may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. We may also sell short the securities and deliver the securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell such securities. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer such securities.
Any underwriter, broker-dealer, or agent that participates in the distribution of the securities may be deemed to be an “underwriter” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.
The aggregate proceeds to us from the sale of any securities will be the purchase price of such securities less discounts and commissions, if any.
Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Agents, broker-dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, broker-dealers or underwriters may be required to make in respect thereof.
Agents, broker-dealers and underwriters, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. We may also use underwriters or other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
We are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of any of the securities offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the Company and its affiliates.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we may sell the securities offered hereby pursuant to other available exemptions from the registration requirements of the Securities Act.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by McLaughlin & Stern, LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Cenntro Inc. as of December 31, 2024 and 2023, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of GGF CPA LTD, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the Securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
Because we are subject to the informational reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov. Our website address is www.cenntroauto.com. The information on, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date hereof with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, after the date of this prospectus and prior to the termination of this offering:
1)	our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on April 1, 2025;
2)
the description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-38544), filed with the SEC on June 19, 2018, as amended on June 19, 2018, pursuant to Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and including any amendment or report filed for the purpose of updating such description;

4)
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, as filed with the SEC on May 15, 2025; our Quarter Report on Form 10-Q for the quarter ended June 30, 2025, as filed with the SEC on August 12, 2025; our Quarter Report on Form 10-Q for the quarter ended September 30, 2025, as filed with the SEC on November 12, 2025; and

5)	our Current Reports on Form 8-K, as filed with the SEC on April 18, 2025, May 1, 2025, May 21, 2025, June 4, 2025, August 15, 2025, October 24, 2025, October 28, 2025, and December 31, 2025.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:
Cenntro Inc.
33 Wood Avenue South, Suite 600, PMB #3572
Iselin, New Jersey 08830
Tel: (732) 820-6757
You may also access these documents, free of charge on the SEC’s website at www.sec.gov. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$13,810
FINRA filing fee	$*
Printing fees	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Miscellaneous	$*
Total	$*

*
These fees and expenses depend on the manner of sale of the securities, the securities offered and the number of issuances, and accordingly cannot be estimated at this time. Each prospectus supplement related to this registration statement will reflect estimated expenses based on the applicable offering.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
As authorized by Sections 78.7502 and 78.751 of the Nevada Revised Statutes, and as provided in our Articles of Incorporation and Bylaws, we shall indemnify our officers and directors to the fullest extent not prohibited by Nevada law against expenses, liabilities, and other matters incurred by such persons in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. With respect to any criminal action or proceeding, indemnification is available if the person had no reasonable cause to believe his or her conduct was unlawful.
If the legal proceeding is a derivative action by or in our right, the director or officer may not be indemnified in respect of any claim, issue, or matter as to which he or she is adjudged to be liable for negligence or misconduct in the performance of his or her duty to us unless a court of competent jurisdiction determines that, despite such adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Our Articles of Incorporation eliminate the personal liability of our directors and officers to the fullest extent permitted by Section 78.138.7 of the Nevada Revised Statutes. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer for acts or omissions prior to such repeal or modification.
Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent not prohibited by the Nevada Revised Statutes; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers. We are not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by our Board of Directors, (iii) such indemnification is provided by the Company in its sole discretion pursuant to the powers vested in the Company under Nevada law, or (iv) such indemnification is required to be made pursuant to the terms of our Bylaws.
We also have the power to indemnify our employees and other agents as set forth in the Nevada Revised Statutes and our Bylaws.
Our Bylaws provide that we are required to advance to any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Notwithstanding the foregoing, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company) in any action, suit, or proceeding if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.
All rights to indemnification and advances to directors and officers under our Bylaws are deemed to be contractual rights. Any right to indemnification or advances may be enforced by or on behalf of the person holding such right in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim.
The indemnification and advancement of expenses provided in our Articles of Incorporation and Bylaws are not exclusive of any other rights to which a director, officer, employee, or agent may be entitled under any statute, provision of our Articles of Incorporation, our Bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise. We are specifically authorized to enter into individual contracts with any or all of our directors, officers, employees, or agents respecting indemnification and advances, to the fullest extent not prohibited by Nevada law.
The indemnification and advancement of expenses rights provided in our Bylaws continue as to a person who has ceased to be a director or officer and inure to the benefit of the heirs, executors, and administrators of such a person.
Under Nevada law, corporations may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him or her in his or her capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees, and insurance policies. To the fullest extent permitted by Nevada law, we may, upon approval by our Board of Directors, purchase such insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
(a)	Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.
EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1
Amended and Restated Articles of Incorporation of Cenntro Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K12-b, File No. 001-38544, filed with the SEC on February 27, 2024)

3.2
Amended and Restated Bylaws of Cenntro Inc., dated November 10, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K12-b, File No. 001-38544, filed with the SEC on February 27, 2024)

4.1*	Form of Common Stock Certificate of the Registrant
4.2*	Form of Warrant Agreement and Warrant Certificate
4.3	Form of Debt Indenture
4.4*	Form of Debt Securities
4.5*	Form of Right Agreement and Right Certificate
4.6*	Form of Unit Agreement and Unit Certificate
5.1	Opinion of McLaughlin & Stern, LLP
23.1	Consent of GGF CPA LIMITED, Certified Public Accountants, an independent registered public accounting firm
23.2	Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1)
23.3	Consent of Zhejiang T&C Law Firm
24.1	Power of Attorney (Included on Signature Page)
25.1**	Statement of Eligibility of Trustee under the Indenture
107	Filing Fee Table

*	To be filed, if necessary, by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.
ITEM 17.	UNDERTAKINGS.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
That, for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Iselin, State of New Jersey, on the 27th day of January, 2026.

Cenntro Inc.

By:	/s/ Peter Z. Wang
Name:	Peter Z. Wang
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Z. Wang and Edward Ye, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Cenntro Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Peter Z. Wang	Director, Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)	January 27, 2026
Peter Z. Wang

/s/ Edward Ye	Chief Financial Officer (principal financial and accounting officer)	January 27, 2026
Edward Ye

/s/ Guangguang “Steve” Qin	Director	January 27, 2026
Guangguang “Steve” Qin

/s/ Benjamin B. Ge	Director	January 27, 2026
Benjamin B. Ge

/s/ Charles Athle Nelson	Director	January 27, 2026
Charles Athle Nelson